EXHIBIT 8.1
VINSON & ELKINS L.L.P. 2300 FIRST CITY TOWER 1001 FANNIN STREET HOUSTON, TEXAS 77002-6760 TELEPHONE (713) 758-2222 FAX (713) 758-2346 www.velaw.com
August 5, 2004

Enterprise Products Partners L.P.
Enterprise Products Operating L.P.
2727 N. Loop West
Houston, Texas 77008

Ladies and Gentlemen:

        We have participated in the preparation of the registration statement on Form S-3, File No. 333-102778, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 28, 2003, Amendment No. 1 thereto filed with the Commission on March 19, 2003, and Amendment No. 2 thereto filed with the Commission on April 15, 2003 and being declared effective by the Commission on April 21, 2003 (the “Registration Statement”), with respect to the registration of up to $1,500,000,000 of common units of Enterprise Products Partners L.P. (“Enterprise”) and/or debt securities of Enterprise Products Operating L.P. and guaranties of such debt securities by Enterprise. We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof and the prospectus supplement dated August 4, 2004 filed with the Commission under Rule 424(b) under the Securities Act (collectively, the “Prospectus”).

        The statements as to matters of law and legal conclusions in the Prospectus under the caption “Tax Consequences” are accurate and complete in all material respects as of the respective dates of such statements and constitute our opinion, which is subject to the assumptions and qualifications set forth therein.

We hereby consent to the references to this firm under the captions “Tax Consequences” and “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement or a Current Report on Form 8-K. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.
VINSON & ELKINS L.L.P.